Exhibit 99.1

NEWS RELEASE

Contact:	Connie Chandler
Investor Relations
Tele: 714-573-1121
Email: investor_relations@mflex.com

M-FLEX FILES LAWSUIT AGAINST CERTAIN HEDGE FUNDS

ALLEGING VIOLATION OF FEDERAL SECURITIES LAWS

Lawsuit alleges hedge funds intend to profit from an undisclosed ownership in acquisition target, MFS Technology Ltd, at the expense of M-Flex and its stockholders.

Anaheim, CA, October 11, 2006 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry, announced today that it has filed a complaint in the United States District Court for the Central District of California against hedge fund managers Michael A. Roth and Brian J. Stark as well as several hedge funds and management companies controlled by these individuals, including Stark Master Fund Ltd., Stark Asia Master Fund Ltd., Stark Onshore Master Holdings, LLC, Stark Offshore Managements, LLC, and Stark Asia Management, LLC. The complaint alleges that the hedge funds and their managers have failed to provide complete and materially accurate information regarding the nature of their holdings in M-Flex in their Schedules 13D, and amendments thereto, filed with the U.S. Securities and Exchange Commission (SEC). According to their most recent Schedule 13D/A filing, the Stark hedge funds own approximately 4.5 million shares of M-Flex stock, representing approximately 18.4% of M-Flex’s outstanding shares of common stock (and approximately 48% of the shares held by non-affiliated stockholders), and have stated that they intend to vote such shares in favor of the issuance of shares of M-Flex’s common stock in connection with M-Flex proposed offer, or the Offer, to acquire all of the outstanding ordinary shares of MFS Technology Ltd, or MFS.

Specifically, the complaint alleges that the Stark hedge funds’ Schedule 13D filings are false and misleading and fail to adequately inform M-Flex stockholders as to the true nature of their positions and intentions with respect to M-Flex and fail to disclose their substantial holdings in MFS securities. In particular, the Stark hedge funds have failed to disclose that as of September 5, 2006, the Stark hedge funds own 32,075,000 shares of MFS. In addition, the complaint alleges that M-Flex believes that the Stark hedge funds fail to disclose that they have neutralized the economic risk of their shares in M-Flex through the use of derivative hedging instruments, such as short sales, and the fact that the Stark hedge funds are indifferent to the negative effect that the Offer will have on M-Flex, the value of M-Flex stock, or the value of M-Flex shares owned by legitimate M-Flex stockholders who will be voting on the Offer. The complaint further alleges that the Stark hedge funds have not disclosed that they are voting in favor of the Offer to benefit themselves as MFS shareholders, even though they recognize that the Offer will harm M-Flex and its legitimate stockholders as a result of the intentional transfer of value from M-Flex to MFS and from MFS to the Stark hedge funds. The complaint seeks to require the

Stark hedge funds to amend their Schedule 13D/A to accurately state the nature of their investment and seeks an injunction precluding the Stark hedge funds from voting their shares in favor of the Offer.

According to Phil Harding, M-Flex’s chairman and chief executive officer, the company believes that the Stark hedge funds have little or no interest in the company’s current business operations and strategies nor in the long-term well-being of M-Flex.

“The Stark hedge funds’ ownership position in M-Flex has occurred recently and rapidly and appears to be based primarily on their interest in using this ownership position to maximize their own short-term economic gains through various hedging strategies and as a shareholder in MFS to the detriment of M-Flex and its legitimate stockholders. Such a course of action by Stark seems blatantly contrary to and compromises the intended relationship between a public company and its stockholders,” Harding said.

As previously announced on August 22, 2006, the independent Special Committee of M-Flex’s Board of Directors and M-Flex’s Board, have determined that under the current terms the Offer is contrary to the best interests of M-Flex and its unaffiliated stockholders (i.e., stockholders who are not affiliated with WBL Corporation Ltd or its officers, directors or subsidiaries) and have issued a recommendation that M-Flex’s unaffiliated stockholders vote against the Offer. The change in recommendation was based on a number of factors, including among other things significant decreases in MFS’ net sales and net income for the third quarter of fiscal year 2006 as announced by MFS on August 7, 2006.

While the Special Committee and Board have recommended against the Offer, M-Flex has not yet formally withdrawn the Offer. Under Singapore law, M-Flex is not permitted to withdraw the Offer without the consent of the Securities Industry Council, or the SIC. M-Flex submitted an application to the SIC to immediately withdraw the Offer, which was rejected by the SIC. This week, M-Flex intends to file an appeal with the SIC requesting that the SIC reconsider its earlier decision. If the SIC grants M-Flex’s application to withdraw the Offer, M-Flex will promptly withdraw the Form S-4 registration statement that M-Flex filed on June 27, 2006, with the SEC in connection with the Offer.

Under M-Flex’s Certificate of Incorporation, approval of both (i) a majority of the outstanding shares present in person or by proxy at the meeting and (ii) a majority of the outstanding shares present in person or by proxy at the meeting and held by M-Flex’s unaffiliated stockholders (the Minority Approval Requirement) is required to approve the Offer. M-Flex’s Board and Special Committee believe that these provisions would ordinarily provide sufficient protection for M-Flex’s unaffiliated stockholders. However, given the substantial holdings of the Stark hedge funds, and that M-Flex’s Board and Special Committee believe that the economic consequences of such holdings have been neutralized through the use of derivative hedging instruments as well as substantial holdings in MFS, M-Flex’s Board and Special Committee believe that the Minority Approval Requirement is not effective to protect the interests of M-Flex’s unaffiliated stockholders, and thus concluded that filing of the complaint against the Stark hedge funds was necessary to protect the interests of M-Flex’s unaffiliated stockholders.

Concurrently, M-Flex continues to work on its Form S-4 registration statement covering the Offer and intends to file an amendment to such Form S-4 registration statement shortly to address the initial comments from the SEC received by M-Flex, as well as the change in recommendation by M-Flex’s Board and Special Committee regarding the advisability of the Offer. However, given their recommendation against the Offer, M-Flex’s Board and Special Committee intend to take all actions reasonable and appropriate under applicable law to prevent the transaction, under its current terms, from occurring.

About M-Flex

M-Flex (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry. The company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the company’s products include mobile phones and smart mobile devices, personal digital assistants, mobile power adapters, medical devices, computer/data storage, and portable bar code scanners. M-Flex’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding the outcome of the litigation against the Stark hedge funds, the intentions of various investors, M-Flex’s ability to withdraw the offer under the rules and regulations of the SIC and thus avoid a stockholders’ vote on the Offer or obtain an injunction against the Stark hedge funds from voting in favor of the Offer and actions M-Flex may take in order to prevent the transaction from occurring. Additional forward-looking statements include, but are not limited to, any statement which is preceded by the words “allege,” “assume,” “believe,” “will,” “plan,” “expect,” “estimate,” “aim,” “intend,” “project,” “anticipate,” or similar words. Actual events or results may differ materially from those stated or implied by the company’s forward-looking statements as a result of a variety of factors. These forward-looking statements represent the company’s judgment as of the date of this news release. The company disclaims any intent or obligation to update these forward-looking statements.

Additional Information and Where to Find It

M-Flex has not yet commenced any offer for the shares of MFS. The offer, if made, will be made only pursuant to the Offer Document/Prospectus included in the Registration Statement on Form S-4 (the “S-4”) that was filed with the U.S. Securities and Exchange Commission (“SEC”) on June 27, 2006, which also contains a proxy statement with respect to the special stockholders meeting to be held by M-Flex. Information contained in this news release is not a substitute for the information contained in the S-4 or any other relevant document that M-Flex may file with the SEC. Stockholders and investors are urged to read the S-4 and any other relevant document filed with the SEC when they become available, and before making any voting or investment decision, because such documents will contain important information, including detailed risk factors about M-Flex, MFS and the proposed transaction. These documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request for such a filing to M-Flex at 3140 East Coronado Street, Anaheim, California, 92806, Attention: Investor Relations, or by telephone at (714) 573-1121, or by email to investor_relations@mflex.com, or through M-Flex’s website (www.mflex.com) as soon as reasonably practicable after such material is filed with or furnished to the SEC. This information also will be available on the website of the Singapore Securities Exchange Trading Limited at www.sgx.com.

M-Flex, MFS and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from M-Flex stockholders in connection with the proposed transaction. Information about the directors and executive officers of M-Flex and their ownership of M-Flex stock is set forth in the proxy statement for M-Flex’s 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of MFS and their ownership of MFS shares is set forth in the annual report of MFS. Investors may obtain additional information regarding the interests of such participants by reading the S-4.

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